Exhibit 10.5
FORM OF
DEFERRAL ELECTION
FOR THE NON-EMPLOYEE DIRECTORS’
DEFERRED COMPENSATION PROGRAM
UNDER THE DIAMONDROCK HOSPITALITY COMPANY
2004 STOCK OPTION AND INCENTIVE PLAN
1. Pursuant to the DiamondRock Hospitality Company 2004 Stock Option and Incentive Plan, as amended and restated on February 27, 2007 and as further amended on April 28, 2010 (the “Plan”) and the Non-Employee Directors’ Deferred Compensation Program established thereunder (the “Program”), I, the undersigned Director, hereby elect and instruct DiamondRock Hospitality Company (the “Company”) to: [Choose one]
☐ A. Defer all “Eligible Grants” (as defined in the Program) issuable to me by the Company. By making this election, my annual Eligible Grant will be issued in the form of a Deferred Stock Unit Award, in lieu of an Unrestricted Stock Award.; or
☐ B. Do not defer my “Eligible Grants” (as defined in the Program) issuable to me by the Company. By making this election, my annual Eligible Grant will be issued in the form of an Unrestricted Stock Award.
2. If I elect to defer by checking box A above, I understand that the amounts credited to my deferred account will be paid in shares of Stock of the Company in a lump sum on the first business day that occurs six-months after I cease to serve as a Director of the Company as further described in the Program.
3. If I elect to defer by checking box A above, I hereby designate the following as my beneficiary (or beneficiaries) under the Program and hereby revoke any prior designation of beneficiary:

Beneficiary Name and Address	Relationship	Social Security No.	Percentage

If a beneficiary predeceases me, his or her share shall be paid to the other surviving beneficiaries in equal shares. If no beneficiary survives me or if there is no effective beneficiary designation, my deferred account shall be paid to my estate.
4. If I elect to defer by checking box A above, I understand that with respect to all amounts credited to my deferred account, I have no greater rights than that of an unsecured creditor of the Company.

5. For 2010, this election under Paragraph 1 is being made within 30 days of the Effective Date of the Program and relates solely to Eligible Grants that are earned with respect to services performed subsequent to the date of this election. Thereafter, I understand that any election to defer under Paragraph 1 box A shall apply only to Eligible Grants that are earned beginning at or after the start of the next calendar year beginning after the calendar year in which the election is received and accepted by the Company. The election in Paragraph 1 shall remain in effect for all subsequent years unless the Company accepts, pursuant to the Plan and the Program, a new election. I acknowledge that the election in Paragraph 1 may be completely revoked in writing prospectively with respect to Eligible Grants that are issuable in the calendar year beginning after the calendar year in which such revocation is made, as specified in the Program.
Executed this  _____ day of  _____, 20_____.

Signature

Print Name
ACCEPTED:
DiamondRock Hospitality Company

By:

Title:
Date:

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